EXHIBIT A

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the ordinary shares, par value US$0.001, of China Kanghui Holdings, a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which, taken together, shall constitute one and the same instrument.

Dated: February 9th, 2011

TDF CAPITAL CHINA II, LP		TDF CAPITAL ADVISORS, LP

By:	/s/ TINA LIN CHI JU	By:	/s/ TINA LIN CHI JU

Name:	TINA LIN CHI JU	Name:	TINA LIN CHI JU
Title:	AUTHORIZED SIGNATORY	Title:	AUTHORIZED SIGNATORY

TDF CAPITAL CHINA MANAGEMENT II, LP		TDF MANAGEMENT II, LLC

By:	/s/ TINA LIN CHI JU	By:	/s/ TINA LIN CHI JU

Name:	TINA LIN CHI JU	Name:	TINA LIN CHI JU
Title:	AUTHORIZED SIGNATORY	Title:	AUTHORIZED SIGNATORY

By:	/s/ TINA LIN CHI JU	By:	/s/ XIAOLIN ZHONG

Name:	TINA LIN CHI JU	Name:	XIAOLIN ZHONG